Exhibit 10.26
                                 LOAN AGREEMENT

         THIS LOAN AGREEMENT (this "Agreement") is made as of the 7 day of March, 2000, by and between DVL, INC., a Delaware corporation ("Borrower") and PENNSYLVANIA BUSINESS BANK, a Pennsylvania State banking association ("Bank"),

                                WITNESSETH THAT:

         WHEREAS, Borrower has requested and applied to Bank for the Loan in order to finance the costs for the acquisition of the Collateral Loans and certain costs related thereto, and Bank is willing to make the Loan on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereby covenant and agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         1.1 Definitions. As used herein, and in the schedules and exhibits attached hereto, the following terms shall have the following meanings:

                  "Affiliates" shall mean any Person controlled, controlling or under common control with such affiliated Person. Control shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Assignments of Leases and Rents" shall mean those assignments of leases and rents set forth on Schedule I hereto, and all amendments and modifications thereof, which secure the Collateral Notes and which have been acquired by Borrower this day and collaterally assigned to Bank as security for the Loan.

                  "Bank" shall mean Pennsylvania Business Bank, a Pennsylvania banking corporation, and its successors and assigns.

                  "Bank Debt" shall mean all obligations, liabilities and indebtedness of Borrower to Bank, its successors and assigns, evidenced by, arising under or relating to Bank Loan Documents, whether as principal, guarantor, surety or otherwise, direct or indirect, secured or unsecured, joint and/or several, absolute or contingent, due or not due, matured and unmatured, original, renewed, extended, refinanced or replaced, now existing or hereafter incurred or created, consensual or created by law, and including



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principal (whether resulting from advances made by Bank or from indebtedness purchased by Bank), interest, yield protection payments, premiums, fees, expenses (including collection expenses), taxes, charges, commissions and attorneys' fees, including indemnification obligations of Borrower with respect to any claims that may be made against Bank whether arising before or after payment of Bank Debt or any assignment of Bank Debt, and including all obligations, liabilities and indebtedness of Borrower to Bank incurred or arising after the commencement of any case by or against Borrower under the U.S. Bankruptcy Code, specifically including any post-petition interest or advances.

                  "Bank Loan Documents" shall mean this Agreement, the Note, the Collateral Assignment Documents and all other documents, instruments, certificates and agreements executed in connection with the Loan, as the same may be amended, replaced or supplemented from time to time.

                  "Borrower" shall mean DVL, Inc., and its successors and permitted assigns.

                  "Borrower Documents" shall mean Borrower's articles of incorporation and by-laws and all amendments thereto, and all consents, certificates and agreements issued or entered into in respect thereto.

                  "Business Day" shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Philadelphia, Pennsylvania.

                  "Collateral" shall mean the Collateral Loan Documents as collaterally assigned and pledged by the Collateral Assignment Documents and all other security pledged or otherwise provided pursuant to this Agreement, the Collateral Assignment Documents or any of the other Bank Loan Documents.

                  "Collateral Assignments of Assignments of Leases and Rents" shall mean those certain Collateral Assignments of Assignments of Leases and Rents dated this date and executed and delivered by Borrower pursuant to which Borrower has collaterally assigned and pledged to Bank the Collateral Assignments of Leases and Rents, as the same may be amended or modified.

                  "Collateral Assignment Documents" shall mean the Collateral Assignment and Pledge Agreement, the Note Allonges, the Collateral Assignments of Mortgages, and the Collateral Assignments of Assignments of Leases and Rents, as the same may be amended, replaced or supplemented from time to time.

                  "Collateral Assignment and Pledge Agreement" shall mean that certain Collateral Assignment and Pledge Agreement dated this date and executed and delivered by Borrower pursuant to which Borrower has collaterally assigned and pledged to Bank the Collateral Loan Documents, as the same may be amended or modified.

                  "Collateral Assignments of Mortgages" shall mean those certain Collateral Assignments of Mortgage dated this date and executed and delivered by Borrower pursuant to which Borrower has collaterally assigned and pledged to Bank the Collateral Mortgages.



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






                  "Collateral Borrowers" shall mean the maker, and its successors and assigns, of each of the Collateral Notes.

                  "Collateral Loan Documents" shall mean the Collateral Notes, the Collateral Mortgages, the Collateral Assignments of Leases and Rents and any and all other documents, agreements or instruments evidencing, securing or otherwise pertaining to the Collateral Loans.

                  "Collateral Loans" shall mean the loans evidenced by the Collateral Notes.

                  "Collateral Notes" shall mean those promissory notes set forth on Schedule II hereto, and all amendments and modifications thereof, which have been acquired by Borrower on or about this day and which have been collaterally assigned to Bank as security for the Loan.

                  "Conditional Default" shall mean an event or condition which, with the passage of time or the giving of notice, or both, would become an Event of Default.

                  "Default Rate" shall have the meaning assigned to it in
Section 3.2 hereof.

                  "Event of Default" or "Events of Default" shall have the meaning assigned to those terms in Section 9.1 hereof.

                  "GAAP" shall mean generally accepted accounting principles as are in effect from time to time, applied on a consistent basis both as to classification of items and amounts.

                  "Governmental Approvals" shall mean all consents, licenses, permits and all other authorizations or approvals required with respect to the use and occupancy of the Improvements.

                  "Hazardous Substances" shall mean includes any substances, chemicals, materials or elements that are prohibited, limited or regulated by any Law, or any other substances, chemicals, materials or elements that are defined as "hazardous" or "toxic," or otherwise regulated, under any Law, or that are known or considered to be harmful to the health or safety of occupants or users of the Properties. The term Hazardous Substances shall also include any substance, chemical, material or element (i) defined as a "hazardous substance" under the Comprehensive-Environmental Response, Compensation and Liability Act of 1980 ("CERCLA") (42 U.S.C. ss.ss. 9601, et seq.), as amended by the Superfund Amendments and Reauthorization Act of 1986, and as further amended from time to time, and regulations promulgated thereunder; (ii) defined as a "regulated substance" within the meaning of Subtitle I of the Resource Conservation and Recovery Act (42 U.S.C. ss.ss. 6991-6991i), and regulations promulgated thereunder; (iii) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act (33 U.S.C. ss. 1321), or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. ss. 1317); (iv) defined as "hazardous", "toxic", or otherwise regulated, under any Law or by any Federal, state or local agency or political subdivision, including,; (v) which is petroleum, petroleum products or derivatives or constituents thereof; (vi) which is asbestos or asbestos-containing materials; (vii) the presence of which requires notification, investigation or remediation under any Laws or common law; (viii) the presence of which on the Properties causes or threatens to cause a nuisance upon any of the Properties or to adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about any of the Properties; (ix) the presence of which on adjacent properties would constitute a trespass; (x) which is urea formaldehyde foam insulation or urea formaldehyde foam insulation-containing materials; (xi) which is lead base paint or lead base paint-containing materials; (xii) which are polychlorinated biphenyls or polychlorinated biphenyl-containing materials; (xiii) which is radon or radon-containing or producing materials; or (xiv) which by any laws of any governmental authority requires special handling in its collection, storage, treatment, or disposal.

                  "Impositions" shall mean all (i) real estate and personal property taxes and other taxes and assessments, water and sewer rates and charges and all other governmental charges and any interest or costs or penalties with respect thereto and charges for any easement or agreement maintained for the benefit of the Property, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever which at any time may be assessed, levied or imposed upon the Property, or the rent or income received therefrom, or any use or occupancy thereof, and (ii) other taxes, assessments, fees and governmental charges levied, imposed or assessed upon or against the Properties.

                  "Improvements" shall mean all improvements now or hereafter located on the Land.

                  "Indebtedness" shall mean any and all indebtedness, obligations, or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of any nature whatsoever.

                  "Insolvency Proceedings" shall mean an action or proceeding seeking any reorganization, arrangement, composition, readjustment, liquidation or other similar relief under the U.S. Bankruptcy Code or any present or future statute, law or regulation, or any proceedings for voluntary liquidation, dissolution or other winding up, or the appointment of any trustee, receiver, liquidator or conservator or similar official (whether in a proceeding or otherwise), or any assignment for the benefit of creditors or any marshalling of assets.

                  "Interest Payment Date" shall mean each date specified for the payment of interest in Section 3.4 hereof.

                  "Kinder Property" shall mean that certain property located in Kinder, Parish of Allen, Louisiana which is encumbered by one of the Collateral Mortgages.

                  "Land" shall mean the land and other real property and appurtenants thereto which are encumbered by the Mortgages.

                  "Law" shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body.

                  "Loan" shall mean the loan to be made by Bank pursuant to this Agreement in the principal amount of One Million Dollars ($1,000,000).

                  "Loan Fee" shall have the meaning assigned to it in Section
6.1 (d).

                  "Mandatory Principal Payments" shall mean for each monthly period an amount equal to the aggregate of the monthly payments required to be made under the Collateral Notes after deducting



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



therefrom (i) all sums due and payable under the Senior Loan Documents and (ii) interest owing on the Loan as determined by this Loan Agreement.

                  "Material Adverse Change" shall mean any set of circumstances or events which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement, any other Bank Loan Document or any of the Collateral Loan Documents, (b) impairs materially or could reasonably be expected to impair materially the ability of Borrower to duly and punctually pay or perform its obligations under Bank Loan Documents or to enforce, or realize the benefits of, the Collateral Loan Documents , (c) impairs materially or could reasonably be expected to impair materially the ability of Bank to enforce its legal remedies pursuant to this Agreement or any other Bank Loan Document, or (d) impairs materially or could reasonably be expected to impair materially the value of the Collateral Loans or the Properties.

                  "Maturity Date" shall have the meaning assigned to it in
Section 2.3 hereof.

                  "Mortgages" shall mean those mortgages set forth on Schedule III hereto, and all amendments and modifications thereof, which secure the Collateral Notes and which have been acquired by Borrower on or about this day and collaterally assigned to Bank as security for the Loan.

                  "Note" shall mean that certain Promissory Note, of even date herewith, given by Borrower to Bank in a face amount equal to the Loan, as amended, renewed, replaced or supplemented from time to time.

                  "Note Allonges" shall mean those certain allonges by which Borrower has endorsed over to Bank the Collateral Notes.

                  "Official Body" shall mean any national, federal, state, local or other government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

                  "Prime Rate" shall mean the interest rate per annum as the "Prime Rate" in the Money Rates section of the Wall Street Journal (or any successor publication, or if such publication ceases to exist or ceases to report such rate, a rate of interest as is reasonably determined by Bank (which determination shall be conclusive absent manifest error) and publicly announced by Bank from time to time as its prime rate of interest), which interest rate is not necessarily the most favorable interest rate offered by Bank.

                  "Principal Office" shall mean the main banking office of Bank in Philadelphia, Pennsylvania.

                  "Properties" shall mean the Land and the Improvements.

                  "Senior Loans" shall mean any and all loans which are secured by Senior Mortgages.

                  "Senior Lender" shall mean the lender under or holder of a Senior Loan.



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



                  "Senior Loan Documents" shall mean the Senior Mortgages and any and all other documents, agreements or instruments evidencing, securing or delivered in connection with the Senior Loans.

                  "Senior Mortgages" shall mean any and all mortgages on the Properties which mortgages are senior in lien priority to the Mortgages and which mortgages are set forth in the Title Policies.

                  "Solvent" shall mean, with respect to any party on a particular date, that on such date (i) the fair value of the property of such party is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such party, (ii) the present fair market value of the assets of such party is not less than the amount that will be required to pay the probable liability of such party on its debts as they become absolute and matured, (iii) such party is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, and (iv) such party does not intend to, and does not believe that it will, incur debts or liabilities beyond such party's ability to pay such debts and liabilities as they mature.

                  "Tenants" shall mean any and all lessees, tenants or occupants, now or hereafter, of the Improvements or any portion thereof.

                  "Tenant Leases" shall mean those leases set forth on Schedule IV hereto pursuant to which a Tenant leases, occupies or licenses the Improvements or any portion thereof.

                  "Term" shall have the meaning assigned to that term in Section
2.3 hereof.

                  "Title Policies" shall mean the title policies insuring the lien priority of the Mortgages and naming Bank as an insured party pursuant to the Collateral Assignments of Mortgages, which Title Policy shall be in form and substance, and issued by a title company, reasonably satisfactory to Bank.

                  "Uniform Commercial Code" shall mean the Uniform Commercial Code as enacted in each applicable jurisdiction.

         1.2 Construction. All references to article or section numbers shall refer to this Agreement, unless otherwise stated. The above recitals are hereby made a part of this Agreement.

         1.3 Accounting Principles. Except as otherwise provided in this Agreement, all accounting or financial terms shall have the meanings ascribed to such terms by GAAP.




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



                                   ARTICLE II

                                AGREEMENT TO LEND

         2.1 Agreement to Lend. Subject to and conditioned upon the terms, provisions and conditions contained in this Agreement and the other Bank Loan Documents and in reliance upon the representations and warranties set forth herein, Bank agrees to advance the Loan to Borrower.

         2.2 The Note. The Loan shall be evidenced by the Note, and the Loan shall bear interest calculated and payable as provided in Article III below.

         2.3 Term. The term of the Loan (the "Term") shall commence as of the date hereof and shall terminate on April 1, 2005 (the "Maturity Date"). Borrower shall pay the outstanding principal of the Loan and all unpaid interest accrued on the Loan in full on the Maturity Date. The unpaid amounts of the Loan, as set forth on the books and records of Bank or other holders of the Note maintained in the ordinary course of business shall be presumptive evidence of the principal amount thereof owing and unpaid, absent manifest error, but the failure to record any such amount on the books and records shall not limit or affect the obligations of Borrower hereunder or under the Note to make payments of principal and interest on the Loan when due.

                                   ARTICLE III

                        LOAN INTEREST, PAYMENTS AND FEES

         3.1 Interest Rate. Borrower shall pay interest in respect of the outstanding unpaid principal amount of the Loan at a per annum rate equal to the Prime Rate, as it may change from time to time, plus one and one half percent (1.50%). Bank's determination, made generally in accordance with its determinations applicable on loans similar to the Loan, of a rate of interest and any change therein shall, in the absence of manifest error, be presumed correct and binding upon all parties hereto. If at any time the designated rate applicable to any portion of the Loan made by Bank exceeds the highest lawful rate, the rate of interest on the Loan shall be limited to the highest lawful rate.

         3.2 Default Interest; Late Payment Charge. To the extent permitted by law, upon the occurrence and during the continuation of any Event of Default, Borrower shall pay interest on the entire principal amount of the Loan then outstanding and all other sums due under the Loan, at a rate per annum equal to the Prime Rate plus five percent (5%) (the "Default Rate"). The rate of interest payable under this Section 3.3 shall accrue before and after any judgment has been entered. In addition, Borrower shall pay a late payment charge equal to five percent (5%) of the amount of any payment due under the Loan which is not received by Bank within ten (10) days after the date such payment is due. Borrower acknowledges that the increased interest rate and the late payment charge provided for herein reflect, among other things, the fact that the Loan has become a substantially greater risk given its default status and that Bank is entitled to additional compensation for such risk.

         3.3 Payments. All payments and prepayments to be made in respect of principal, interest or other amounts due from Borrower hereunder (including amounts to be advanced from the proceeds




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






of the Loan pursuant to Section 6.1 hereof), shall be payable prior to 12:00 Noon Philadelphia time on the date when due without presentment, demand, protest or notice of any kind except as otherwise required by Bank Loan Documents, all of which are hereby expressly waived by Borrower, and without setoff, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue, subject, nevertheless, to any grace and cure periods provided in this Agreement and applicable thereto. Such payments shall be made to Bank at the Principal Office in U.S. Dollars and in immediately available funds.

         3.4 Interest Payment Dates. Interest on the Loan shall be due and payable in arrears on the first day of each month after the date hereof, and also on the Maturity Date or any earlier date to which payment of the Note has been accelerated.

         3.5 Mandatory Amortization.

                  (a) Mandatory payments on account of principal of the Loan in amounts equal to the Mandatory Principal Payments shall be due and payable monthly commencing on the first (1st) day of the first month following the date hereof.

                  (b) As additional payments to be applied to principal outstanding under the Loan, Borrower shall remit or cause to be remitted to Bank, within three (3) days of receipt, any and all amounts paid on account of principal outstanding under any of the Collateral Loans which are in excess of the regularly scheduled monthly payments made by, or on behalf of, the Collateral Borrower under such Collateral Loans including, without limitation, any repayment in full of any of the Collateral Loans; provided, that in the case of a sale of the Kinder Property, the amount remitted by Borrower shall be as reasonably agreed to by Lender and Borrower but, in event, not less than $800,000 regardless of the amount received by Borrower under the Collateral Notes with respect to the Kinder Property.

         3.6 Optional Prepayments. Borrower shall have the right at its option from time to time to make permanent prepayments of the Loan in whole or part without premium or penalty.

         3.7 Increased Costs or Reduced Return. If any Law, guideline or interpretation or any change in any Law, guideline or interpretation or application thereof by any Official Body charged with the interpretation or administration thereof or compliance with any request or directive (whether or not having the force of Law) of any central bank or other Official Body:

                  (a) subjects Bank, its holding company or any of their respective assets to any tax or charge with respect to this Agreement, the Note or payments by Borrower of principal, interest, or other amounts due from Borrower hereunder or under the Note (except for taxes, including any franchise tax, on the overall net income of Bank),

                  (b) imposes, modifies or deems applicable any reserve, special deposit, allocation of capital or similar requirement (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System) against credits or commitments to extend credit extended by, or assets (funded or contingent) of, deposits with or for the account of, or other acquisition of funds by, Bank or its holding company, or



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



                  (c) imposes, modifies or deems applicable any capital adequacy or similar requirement (A) against assets (funded or contingent) of, or credits or commitments to extend credit extended by, Bank or its holding company, or (B) otherwise applicable to the obligations of Bank under this Agreement, and the result of any of the foregoing is to increase the actual cost to, reduce the actual income receivable by, or impose any actual expenses (including loss of margin) upon Bank with respect to this Agreement, the Note, or the making, maintenance or funding of any part of the Loan (or, in the case of any capital adequacy or similar requirement, to have the effect of reducing the rate of return on Bank's capital, taking into consideration Bank's customary policies with respect to capital adequacy) by an amount which Bank in its reasonable discretion deems to be material, and, provided such cost, reduction in income, or expense affects other loans similar to the Loan and Bank generally requires compensation similar to the compensation provided herein to be paid on such similar loans, Bank may from time to time notify Borrower of the amount determined in good faith (using any averaging and attribution methods employed in good faith) by Bank to be necessary to compensate Bank for such increase in cost, reduction of income or additional expense. Such notice shall be delivered within three (3) months of the date Bank becomes aware of the increased costs or reduced return and shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by Borrower to Bank within twenty (20) days following receipt of such notice; provided, that, if within such twenty (20) day period, Borrower gives notice that it intends to repay in full the Loan and all other sums owing under this Loan Agreement, the Note and the other Bank Loan Documents and Borrower does in fact make such full repayment within ninety (90) days of Bank's original notice, no additional compensation under this Section 3.7 shall be required.

         3.8 Application of Prepayments. All prepayments permitted pursuant to
Section 3.6 shall be applied in the following order: first, to the payment of any outstanding fees, expenses or other charges due to Bank; second, to accrued and unpaid interest due on the Loan; and third, to the principal amount of the Loan.

         3.9 Receipt of Payment. Subject to the rights of the Senior Lenders, Borrower hereby acknowledges and agrees that it is intended that Bank shall receive directly all payments made by the Tenants under the Tenant Leases and the Collateral Borrowers under the Collateral Loans, such payments to be applied to interest and principal under the Loan in accordance with the terms hereof. Borrower shall take all actions necessary to cause such payments to be sent to Bank including the giving by Borrower of any necessary notices.

                                   ARTICLE IV

                              AFFIRMATIVE COVENANTS

                  Borrower hereby covenants and agrees that, from the date hereof and until Bank Debt has been paid in full and all other obligations hereunder shall have been performed and discharged, it will comply with each of the following covenants:



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




         4.1 Preservation of Existence. Borrower shall maintain its existence as a corporation under the laws of the State of Delaware.

         4.2 Payment of Liabilities. Borrower shall duly pay and discharge all liabilities to which it is subject or which are asserted against it, prior to the date when any fine, late charge or other penalty for late payment may be imposed, except to the extent that such liabilities are being contested in good faith and by appropriate and lawful proceedings diligently conducted. Borrower shall cause the Collateral Borrowers to duly pay and discharge all liabilities to which any of them or the Properties are subject or which are asserted against it or the Properties, prior to the date when any fine, late charge or other penalty for late payment may be imposed, except to the extent that such liabilities are being contested in good faith and by appropriate and lawful proceedings diligently conducted.

         4.3 Compliance with Laws. Borrower shall comply with, and shall cause each of the Collateral Borrowers to comply with, all applicable Laws in all respects, provided that Borrower shall not be deemed to be in violation of this
Section 4.3 if any failure to comply with any Law (a) would not result in fines, penalties, other similar liabilities or injunctive relief, the imposition of which would result in a Material Adverse Change and (b) would not materially adversely affect the Collateral or the validity of the Loan, any of Bank Loan Documents, the Collateral Loan or any of the Collateral Loan Documents.

         4.4 Keeping of Records and Books of Account. Borrower shall, and shall cause each of the Collateral Borrowers to, maintain and keep proper books of record and account, which enable it to issue financial statements and reports in accordance with Section 7.1 and in which full, true and correct entries shall be made in all material respects of all of its dealings and business and financial affairs.

         4.5 Visitation Rights. Borrower shall permit any of the officers or authorized employees or representatives of Bank to, as often as Bank may reasonably request, with reasonable notice, at Bank's expense and at such reasonable times, to examine, copy and make excerpts from its books and records.

         4.6 Subordination of Affiliate Loans and Advances to Borrower. Borrower shall cause any Indebtedness between it and any and all of the Collateral Borrowers to be subordinated to the Loan, Bank Loan Documents, the Collateral Loans and the Collateral Loan Documents. Notwithstanding the preceding sentence, Borrower shall, in the normal course of its business as general partner of the Collateral Borrowers, be permitted, from time to time, to make, and receive payment on, loans to the Collateral Borrowers, provided, that such outstanding loans shall not exceed $10,000 to any one of the Collateral Borrowers and payment shall be suspended and subordinated to the Loan upon the occurrence of an Event of Default.

         4.7 Performance of Obligations. Borrower shall duly pay, perform and discharge all of its obligations hereunder and under the other Bank Loan Documents and with respect to the Collateral Loans. Borrower shall cause each of the Collateral Borrowers to duly pay, perform and discharge all of the Collateral Borrower's obligations under the Collateral Loan Documents and the Senior Loan Documents.

         4.8 Enforcement of the Collateral Loan Documents. Borrower shall enforce, and preserve all of its rights under, the Collateral Loan Documents in accordance with their terms subject to the right of Bank hereunder. In the event Borrower becomes aware of a default under the Collateral Loan Documents, Borrower shall promptly provide Bank with written notice of such default.

         4.9 Notices. Borrower shall promptly provide Bank with written notice of the occurrence of a default under any of the Tenant Leases or any of the Senior Loan Documents.

         4.10 Further Assurances. Borrower shall, from time to time, at its expense, faithfully preserve and protect Bank's lien on and security interest in the Collateral as continuing first priority perfected liens, and shall take such other action as Bank may reasonably deem necessary or advisable from time to time in order to preserve, perfect and protect the liens granted under the Collateral Documents, to exercise and enforce Bank's rights and remedies thereunder and with respect to the Collateral and to carry out the terms of this Agreement and the other Bank Loan Documents. Borrower shall, from time to time, at its expense, cause the Collateral Borrowers such action as Bank may reasonably deem necessary or advisable from time to time in order to preserve, perfect and protect the liens granted under the Collateral Loan Documents, to exercise and enforce Borrower or Bank's rights and remedies under the Collateral Loan Documents and with respect to the Collateral Loans and to carry out the terms of this Agreement, the other Bank Loan Documents and the Collateral Loan Documents.

         4.11 Estoppel Certificates. At any time or times, within ten (10) Business Days after written demand by Bank therefor, Borrower shall deliver to Bank a certificate duly executed and in form satisfactory to Bank, stating and acknowledging the then unpaid principal balance of, and interest due and unpaid under, the Loan, the fact that there are no defenses, off-sets or counterclaims thereto (or, if such should not be the fact, then the facts and circumstances relating to such defenses, off-sets or counterclaims) and such other matters as Bank may reasonably require. At any time or times, within ten (10) Business Days after written demand by Bank therefor, Borrower shall deliver to Bank a certificate duly executed by each of the Collateral Borrowers in form satisfactory to Bank, stating and acknowledging the then unpaid principal balance of, and interest due and unpaid under, each of the Collateral Loans, the fact that there are no defenses, off-sets or counterclaims thereto (or, if such should not be the fact, then the facts and circumstances relating to such defenses, off-sets or counterclaims) and such other matters as Bank may reasonably require. Within forty-five (45) days of the date hereof and from time to time within ten (10) Business Days after written demand by Bank therefor, Borrower shall endeavor to deliver to Bank a certificate duly executed by each of the Tenants in form satisfactory to Bank, but in accordance with the form required to be given by each of the Tenants under its Tenant Lease, stating and acknowledging the date through which rent is paid under, and the remaining term of, its Tenant Lease, the fact that there are no defenses, off-sets or counterclaims thereto or defaults on the part of the Collateral Borrower thereunder (or, if such should not be the fact, then the facts and circumstances relating to such defenses, off-sets, counterclaims or defaults) and such other matters as Bank may reasonably require; provided, that the failure by Borrower to provide such certificate from one or more of the Tenants shall not constitute an Event of Default if Borrower has exercised diligent good faith efforts to obtain such certificates.

         4.12 Inspection. Borrower shall endeavor, in good faith, to provide, or cause to be provided, to Bank, or its designees, access to the Properties upon the reasonable request of Bank Prior to the occurrence of an Event of Default hereunder, the cost of all such inspections shall be at the reasonable expense of Borrower.

         4.13 Annual Loan Fee. In addition to such other fees and charges which may be due and payable by Borrower hereunder, Borrower shall pay to Bank, by no later than each annual anniversary date of the Loan occurring during the Term, a fee in an amount equal to one quarter percent (0.25%) of the then outstanding principal balance under the Loan per year.

         4.14 Kinder Sale. In the event that an agreement of sale is entered into for the sale of the Kinder Property, Borrower shall or shall cause Kinder Associates, or its successor, to promptly deliver to Bank a copy of the fully executed agreement of sale.

                                    ARTICLE V

                               NEGATIVE COVENANTS

                  Borrower hereby covenants and agrees that, from the date hereof and until Bank Debt has been paid in full and all other obligations hereunder shall have been performed and discharged, it will comply with each of the following negative covenants:

         5.1 Changes in Organizational Documents. Borrower shall not amend or modify, or permit any material, nonadministrative amendment or modification of, in any respect, Borrower Documents to the extent the same would result in a Material Adverse Change; provided, however, Borrower shall provide to Bank copies of any and all amendments or modifications to Borrower Documents.

         5.2 Transfer of the Collateral. Borrower shall not, voluntarily or by operation of law, directly or indirectly, sell, convey, transfer, assign, pledge, encumber, or permit to be sold, conveyed, transferred, assigned, pledged or encumbered any interest, whether nominal, beneficial or otherwise in or any part of the Collateral. Any prohibited transaction under this Section 5.2 shall be null and void. Bank shall not be under any obligation to allege or show any impairment of the Collateral, and Bank may pursue any legal or equitable remedies for default without such allegation or showing, notwithstanding the foregoing.

         5.3 Liquidation or Dissolution. Borrower shall not liquidate or dissolve.

         5.4 Transfer of the Properties or Ownership Interest in the Collateral Borrowers. Borrower shall not authorize, permit or allow (i) except for the sale of the Kinder Property in accordance with this Loan Agreement, the Properties or any of them to be sold, conveyed, transferred, assigned, pledged or encumbered except for the Senior Mortgages and the Mortgages, whether nominal, beneficial or otherwise or (ii) its general partnership interest or its limited partnership interest, if any, in the Collateral Borrowers to be sold, conveyed, transferred, assigned, pledged or encumbered. Any prohibited transaction under this Section
5.5 shall be null and void. Bank shall not be under any obligation to allege or show any impairment of the Properties, the Collateral Loan Documents or the Collateral, and

Bank may pursue any legal or equitable remedies for default without such allegation or showing, notwithstanding the foregoing.

         5.5 Breach of Documents. Borrower shall not commit any act, or permit any act to occur, which would, in any manner, give rise to a breach of any term, covenant or condition under any of Bank Loan Documents, the Collateral Loan Documents or any other contract to which Borrower is a party or by which it is bound.

         5.6 Judgments. Borrower shall not permit any judgment obtained against it in an amount exceeding $50,000 to remain unpaid for a period of thirty (30) days following the entry thereof without obtaining a stay of execution or causing such judgment to be bonded.

         5.7 Creation of Liens. Borrower shall not, whether voluntarily or involuntarily, create, incur, assume or suffer to exist or be created, or permit any pledge of, or any deed of trust, mortgage, lien, charge, security interest or encumbrances of any nature with respect to the Collateral, or assign, pledge or in any way transfer or encumber its rights to receive income from the Collateral, except for Bank Loan Documents.

         5.8 Material Adverse Change. Borrower shall not take any action which would result in a Material Adverse Change.

         5.9 Collateral Loan Documents. Borrower shall not amend, modify, replace or extend any of the Collateral Loan Documents or any of the obligations of the Collateral Borrowers thereunder nor shall Borrower release, enforce or file suit with respect to any obligation on the part of the Collateral Borrower without the prior written consent of Bank, which consent shall not be unreasonably withheld.

         5.10 Publicity. Borrower shall not without the prior written consent of Bank (which consent may be withheld at Bank's sole discretion) allow, cause or otherwise permit any publicity, advertisement or other public notice of the Loan or the matters described herein, unless Borrower in its good faith discretion, believes that such publicity, advertisement or other public notice is required by law.

                                   ARTICLE VI

                  CONDITIONS PRECEDENT AND DISBURSEMENT MATTERS

         6.1 Conditions Precedent to Closing. As a condition to Bank's obligation to close and fund the Loan and to proceed with the transactions contemplated herein, Borrower, at its expense, shall have satisfied, fulfilled or provided, to Bank's sole satisfaction, at or before the date hereof all of the conditions and items set forth below unless the satisfaction, fulfillment or provision thereof shall have been waived by Bank:

                  (a) No portion of the Property shall have been damaged by fire or other casualty and not repaired to the condition immediately prior to such casualty, and no condemnation or taking of the Property or any portion thereof shall be pending or threatened;

                  (b) Bank shall have received all duly executed, and acknowledged if necessary, Bank Loan Documents, Borrower Documents and Collateral Documents, including originals of all of the Collateral Notes and all amendments and modification thereto, and all other documents to be delivered and/or executed by third parties shall have been delivered and/or executed, and all of the same shall be in form and substance acceptable to Bank;

                  (c) The security interests in all personal property described in the Collateral Documents shall have been, subject to recording of any financing statements, duly perfected and shall constitute valid and enforceable first priority liens and security interests in such property;

                  (d) A Loan Fee in the amount of $10,000 shall have been paid to Bank;

                  (e) No Event of Default or Conditional Default shall have occurred and be continuing under this Agreement or any of the other Bank Loan Documents;

                  (f) No default shall have occurred and be continuing under any of the Senior Loan Documents or any of the Tenant Leases;

                  (g) Bank shall have received the most recent financial statements of Borrower as required by Section 7.1;

                  (h) Bank shall have received a written opinion or opinions of counsel to Borrower addressed to Bank in form and scope satisfactory to Bank and its counsel;

                  (i) Bank shall have received or be reimbursed for all of Bank's reasonable out-of-pocket expenses incurred in connection with the Loan, including, but not limited to, the reasonable fees and expenses of Bank's legal counsel;

                  (j) All of the representations and warranties of Borrower as set forth in Article VIII hereof shall be true, correct and accurate in all material respects;

                  (k) Bank shall have received, reviewed and approved the Collateral Loan Documents;

                  (l) Bank shall have received commitments for the Title
Policies;

                  (m) Bank shall have received and reviewed all of the documents in connection with the acquisition of the Collateral Loan Documents by Borrower;

                  (n) Borrower and, if necessary, each of the Collateral Borrowers, shall have executed and delivered to Bank letters addressed to each of the Senior Lenders and/or the Tenants, as the case may be, directing payment to Bank of all sums to be paid by the Tenants under the Tenant Leases, subject to the rights of the Senior Lenders; and

                  (o) Bank shall have received and reviewed such other materials and documents as Bank may reasonably require.

         6.2 Disbursement Procedures. Upon satisfaction of the requirements set forth in Section 6.1 hereof, Bank shall disburse the Loan , in a manner satisfactory to Bank, for payment towards the acquisition of the Collateral Loan Documents.

         6.3 Note and Collateral Documents. All advances of the Loan proceeds shall be evidenced by the Note and secured by the Collateral Documents.

         6.4 No Other Rights. All conditions to the obligation of Bank to make advances hereunder are imposed solely and exclusively for the benefit of Bank and its assigns, and no other person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Bank will make or not make advances in the absence of strict compliance with any or all thereof, and no other person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Bank at any time if, in its sole discretion, it deems it advisable to do so. In no event shall any other party be deemed to be a beneficiary of the Loan that may be advanced to Borrower pursuant to the terms hereof or have any right to an accounting therefor. Bank shall not in any way or for any purpose be deemed to be or to become a partner of or a joint venturer or a member of a joint enterprise with Borrower in connection with the ownership of the Collateral Loan Documents or the ownership, development or operation of the Properties or the Loan contemplated herein.

                                   ARTICLE VII

                             REPORTING REQUIREMENTS

         7.1 Financial Reports. Until Bank Debt is repaid in full, Borrower shall furnish or cause to be furnished to Bank within the time periods specified below, the following financial reports and information:

                  (a) As soon as available, but in no event later than thirty
(30) days after filing, copies of all (i) quarterly 10Q reports filed with the Securities and Exchange Commission, (ii) quarterly 10K reports filed with the Securities and Exchange Commission and (iii) income tax returns and any requests for extensions thereof filed with the Internal Revenue Service;

                  (b) Within fifteen (15) days after receipts, all reports and materials submitted by the Collateral Borrowers to Borrower; and

                  (c) Within a reasonable period after demand, such other information requested by Bank from time to time as reasonably deemed necessary or appropriate by Bank to evaluate the financial condition of Borrower or the Collateral Loan Documents.

                                  ARTICLE VIII

                         REPRESENTATIONS AND WARRANTIES

                  Borrower hereby represents and warrants to Bank as follows, which representations and warranties shall be recertified to Bank with submission of the information set forth in Article VII:

         8.1 Due Formation; Capacity. Borrower is a corporation duly formed and validly existing under the laws of the State of Delaware, and has full power and authority to own the Collateral Loan Documents and to conduct its affairs as now being conducted and as proposed to be conducted.

         8.2 Power and Authority. Borrower has full power and authority to enter into, execute, deliver and carry out this Agreement and the other Bank Loan Documents to which it is a party, and to perform its respective obligations hereunder and thereunder, and all such actions have been duly authorized by all necessary proceedings on its part. Borrower has obtained all consents and authorizations required for its existence and for their operation and ownership of the Collateral Loan Documents by any Law, Official Body, Borrower Documents or any other agreement or instrument to which it is bound.

         8.3 General Partner. Borrower is the sole general partner of each of the Collateral Borrowers.

         8.4 Validity and Binding Effect of Bank Loan Documents. Borrower has duly and validly executed and delivered this Agreement and the other Bank Loan Documents to which it is a party. This Agreement and the other Bank Loan Documents constitute legal, valid and binding obligations of Borrower enforceable against it in accordance with their respective terms, except to the extent that enforceability of any of such documents may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally and general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing.

         8.5 Validity and Binding Effect of Collateral Loan Documents. The Collateral Borrowers have each duly and validly executed and delivered each of the Collateral Loan Documents to which it is a party. The Collateral Loan Documents constitute legal, valid and binding obligations of each of the Collateral Borrowers enforceable against each in accordance with their respective terms, except to the extent that enforceability of any of such documents may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally and general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing.

         8.6 Validity and Binding Effect of Tenant Leases. Each of the Tenant Leases were duly and validly executed and delivered by each of the Tenants to which it is a party. The Tenant Leases constitute legal, valid and binding obligations of each of the Tenants enforceable against each in accordance with their respective terms, except to the extent that enforceability of any of such documents may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally and general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing.

         8.7 No Conflict. Neither the execution and delivery of this Agreement or the other Bank Loan Documents nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by them will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of Borrower's Documents, (ii) any Governmental Approval or (iii) or any agreement or instrument to which Borrower is a party or is bound by any Law.

         8.8 Other Agreements. Borrower is not a party to any agreement or instrument materially adversely affecting its present or proposed business, properties or assets, operation or conditions, financial or otherwise and Borrower has no actual knowledge that it is in default of the performance, observance, or fulfillment of any material obligation, covenant or condition set forth in any agreement or instrument to which it is a party.

         8.9 No Conditional Default or Event of Default. No Conditional Default has occurred and is continuing and no condition exists or will be caused by the disbursement of the Loan which will constitute a Conditional Default or an Event of Default.

         8.10 Default under the Collateral Loan Documents. No default on the part of any of the Collateral Borrower exists under the Collateral Loan Documents.

         8.11 Senior Loan Balances and Collateral Loan Balances. The current principal amount outstanding under each of the Senior Loans and the Collateral Loans is as set forth on Schedule V hereto. The annual payments to be made under the Collateral Loan Documents, after reduction for payments owing under the Senior Loans, are as set forth on Schedule VI hereto.

         8.12 Default under the Senior Loan Documents. No default on the part of any of the Collateral Borrower exists under the Senior Loan Documents.

         8.13 Tenant Leases. Except for the Tenant Leases, there are no leases, occupancy agreements, licenses or other agreements pertaining to the leasing, occupancy or licensing of the Improvements, or any portion thereof. No default on the part of any of the Tenants or the Collateral Borrower exists under the Tenant Leases and the Tenant Leases remain in full force and effect binding on the Tenants in accordance with their terms.

         8.14 Senior Loans and Tenant Leases. The information with respect to the Senior Loans and the Tenant Leases as set forth on Schedule IV hereto is true, correct and complete.

         8.15 No Litigation or Investigations. There is no pending or, to Borrower's knowledge, threatened litigation or governmental investigation (or any basis therefor known to Borrower) which questions the capacity, ability or authority of (i) Borrower to execute, deliver and perform the provisions of this Agreement or Bank Loan Documents or (ii) any of the Collateral Borrowers to have executed, delivered and perform the provisions of the Collateral Loan Documents.

         8.16 Information. The information, financial statements and other financial data furnished by Borrower to Bank are true and correct in all material respects and, in the case of financial statements, present fairly the financial condition of Borrower in accordance with GAAP (if such information, financial statements and other information are required to be prepared in accordance with GAAP accounting pursuant to the terms hereof). All other information given to Bank with respect to Borrower, the Collateral Borrower and the Collateral Loans is accurate and correct in all material respects and is complete insofar as completeness may be necessary to give Bank a true and accurate knowledge of the subject matter. All surveys, plot plans and similar documents heretofore furnished by Borrower to Bank with respect to the Properties were, to Borrower's knowledge, accurate and complete in all material respects as of their respective dates and, to Borrower's knowledge, remain true and correct in all material respects as of the date hereof. Except as set forth on Schedules I, II and III hereto, there are no documents or agreements pertaining to (i) the Collateral Loans, (ii) the Collateral Borrower's obligations under the Collateral Loans or (iii) Borrower's obligations, rights and remedies with respect to the Collateral Loans.

         8.17 Title Aspects. The Collateral Borrowers have clear and unencumbered title to the Properties owned by them, subject to only to the Senior Mortgages, the Mortgages and the other exceptions set forth in the Title Policies.

         8.18 Governmental Approvals. To Borrower's knowledge, all Governmental Approvals are in full force and effect.

         8.19 Security Interests. The liens and security interests granted or to be granted to Bank pursuant to this Agreement and the other Bank Loan Documents constitute and will continue to constitute valid perfected first priority security interests under the Uniform Commercial Code or other applicable Law, entitled to all the rights, benefits and priorities provided by the Uniform Commercial Code or any other Law, and the property secured thereby is subject to no other liens or encumbrances.

         8.20 Mortgages. The liens and security interests granted to Borrower pursuant to the Collateral Mortgages and the other Collateral Loan Documents constitute and will continue to constitute valid perfected mortgage liens on the Properties and valid perfected security interests under the Uniform Commercial Code or other applicable Law on all personalty of the Collateral Borrowers located at the Properties, entitled to all the rights, benefits and priorities provided pursuant to the terms thereof and by the Uniform Commercial Code or any other Law, and the Properties secured thereby are subject to no other liens or encumbrances except as set forth on the Title Policies.

         8.21 Insurance. All insurance policies and bonds to be furnished pursuant to the Leases and the Collateral Loan Documents have been furnished and are valid and in full force and effect. No notice has been received by Borrower and, to Borrower's knowledge, no claim made and no grounds exist to cancel or void any of such policies or bonds or to reduce the coverage provided thereby.

         8.22 Solvency. Borrower and each of the Collateral Borrowers is Solvent as of the date of this Agreement. After giving effect to the transactions contemplated by Bank Loan Documents, including all indebtedness incurred thereby and the security interests granted and the payment of all fees related thereto, Borrower will be Solvent.

         8.23 Hazardous Substances. To the best of Borrower's actual knowledge (without inquiry or investigation), there are no Hazardous Substances located or present at or about the Properties, or any portion thereof.

                                   ARTICLE IX

                              DEFAULTS AND REMEDIES

         9.1 Events of Default. The following shall be deemed to be Events of Default under this Agreement (whatever the reason therefor and whether voluntary, involuntary or affected by operation of Law):

                  (a) Borrower shall (i) fail to pay the principal of the Loan at the Maturity Date or (ii) fail to make any other payment of principal (including the Mandatory Principal Payments), interest or any other amount owing hereunder or under the other Bank Loan Documents for five (5) business days after such payment became due and payable.

                  (b) Any representation or warranty made at any time by Borrower herein or in any other Bank Loan Document, or in any certificate, other instrument or written statement furnished to Bank pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material and adverse respect as of the time it was made or furnished;

                  (c) Borrower shall default in the performance or observance of any of the covenants set forth in Sections 4.1 or 4.3.

                  (d) Borrower shall fail to comply with any covenant contained in this Agreement or any of the other Bank Loan Documents, other than those defaults referred to in the other subparagraphs of this Section 9.1, and shall not cure that failure within the period of time specified for such cure or, if no such period of time is specified, within thirty (30) days after written notice thereof by Bank to Borrower, or, if such failure can not be cured using diligent efforts in said thirty (30) day period, then such longer period of time as Bank determines to be reasonable under the circumstances, but in no event longer than ninety (90) days provided Borrower is diligently pursuing such cure.

                  (e) Borrower or any of the Collateral Borrowers shall cease to be Solvent or shall be unable to pay its respective debts as the same shall mature or there shall be filed by or against (unless dismissed within sixty (60) days after any involuntary filing) Borrower or any of the Collateral Borrowers a petition in bankruptcy or a petition seeking the appointment of a receiver, trustee or conservator for Borrower or any of the Collateral Borrowers or any portion of their respective properties or seeking reorganization or to effect a plan or other arrangement with or for the benefit of creditors, or Borrower or any of the Collateral Borrowers shall consent to the appointment of a receiver, trustee or conservator;

                  (f) Any of Bank Loan Documents shall cease to be legal, valid and binding agreements enforceable against Borrower in accordance with the material respective terms thereof or shall in any way be terminated (except in accordance with their terms) or any of Bank Loan Documents become or be judicially declared ineffective or inoperative or shall in any way cease to give or provide the respective liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby;

                  (g) Any of the Collateral Loan Documents shall cease to be legal, valid and binding agreements enforceable against any of the Collateral Borrowers in accordance with the material respective terms thereof or shall in any way be terminated (except in accordance with their terms) or any of the Collateral Loan Documents become or be judicially declared ineffective or inoperative or shall in any way cease to give or provide the respective liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby;

                  (h) A default shall occur under any of the other Bank Loan Documents beyond the longer of any applicable notice or grace period contained therein or contained in this Loan Agreement;

                  (i) A default on the part of any of the Collateral Borrowers shall occur under any of the other Collateral Loan Documents beyond any applicable notice or grace period contained therein but in no event beyond thirty (30) days;

                  (j) A default on the part of any of the Collateral Borrowers shall occur under any of the other Senior Loan Documents beyond any applicable notice or grace period contained therein but in no event beyond thirty (30) days;

                  (k) A default shall occur under any of the Tenant Leases on the part of any of the Tenants or on the part of any of the Collateral Borrowers beyond any applicable notice or grace period contained therein but in no event beyond thirty (30) days;

                  (l)      A Material Adverse Change shall have occurred;

                  (m) Any party shall obtain an order or decree in any court of competent jurisdiction enjoining or prohibiting Bank or Borrower from carrying out the terms and conditions of any of Bank Loan Documents or any of the Collateral Loan Documents and such order or decree is not vacated or stayed within sixty (60) days after the filing thereof;

                  (n) A judgment is entered in connection with any obligation, other than the Loan, in excess of $50,000 with respect to Borrower or any of the Collateral Borrowers and any such judgment remains unpaid for a period of thirty
(30) days following the entry thereof without the obtaining of a stay of execution or causing such judgment to be bonded; or

                  (o) The Land or the Improvements, or any portion thereof, shall be sold without the prior written consent of Bank which consent shall be granted or conditioned at the sole discretion of Bank.

         9.2 Remedies.

                  (a) If an Event of Default shall occur and be continuing, and without any notice to Borrower or any other act by Bank, at the election of Bank, the Note shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Borrower, together with interest at the Default Rate accruing on the principal amount thereof from and after the date of such Event of Default (including following the entry of a judgment); and

                  (b) If an Event of Default shall occur and be continuing, and without any notice to Borrower or any other act by Bank, at the election of Bank, Bank (i) shall have, and may exercise, every and all of the rights and benefits of the holder of the Collateral Loan Documents including, without limitation, under the Collateral Mortgages in accordance with their terms, (ii) may give any notices, declare any defaults or file any actions or petitions with respect to any of the Collateral Loan Documents including, without limitation, mortgage foreclosure actions with respect to some or all of the Properties,
(iii) may endorse, assign, sell or otherwise convey any or all of the Collateral Notes and any or all of the other Collateral Loans and (iv) shall have any and all other rights with respect to the Collateral Loan Documents as is provided to it under this Loan Agreement, any of the other Bank Loan Documents or at law or in equity, all of which Borrower hereby authorizes and agrees to.

                  (c) If an Event of Default shall occur and be continuing, Bank shall have the right, in addition to all other rights and remedies available to it, without notice to Borrower, to set-off against and apply to the then unpaid balance of Bank Debt and all other obligations of Borrower hereunder or under any other Bank Loan Document any debt owing to, and any other funds held in any manner for the account of, Borrower, other than third party security and similar deposits, by Bank or by such branch, subsidiary or affiliate, including without limitation, all funds in all deposit accounts (whether time or demand, general or special, provisionally credited or finally credited, or otherwise) now or hereafter maintained by Borrower for its own account with Bank or such branch, subsidiary or affiliate. Such right shall exist whether or not Bank shall have made any demand under this Agreement or any other Bank Loan Document, whether or not such debt owing to or funds held for the account of Borrower is or are matured or unmatured and regardless of the existence or adequacy of any Collateral, the Guaranty or other security for the Loan, right or remedy available to Bank; and

                  (d) From and after the date on which Bank has taken any action pursuant to this Article IX and until all Bank Debt has been paid in full, any and all proceeds received by Bank from any sale or other disposition of any Collateral, or any part thereof, or the exercise of any other remedy by Bank, shall be applied as follows:

                           (i) first, to reimburse Bank for reasonable out-of-pocket costs, expenses and disbursements, including without limitation, reasonable attorneys' fees and legal expenses, incurred by Bank in connection with realizing on any Collateral or collection of any obligations of Borrower under any of Bank Loan Documents or of any of the Collateral Borrowers under any of the Collateral Loan Documents, including advances made subsequent to an Event of Default by Bank or for the reasonable maintenance, preservation, protection or enforcement of, or realization upon, any Collateral, including without limitation, advances for Impositions, insurance, repairs and the like and reasonable expenses incurred to sell or otherwise realize on, or prepare for sale or other realization on, any of the Collateral; and

                           (ii) second, to the repayment of the Loan principal, interest, fees, expenses or otherwise, in such order as Bank shall determine.

                  (e) Bank shall have all of the rights and remedies contained in this Agreement and the other Bank Loan Documents. In exercising any rights or remedies hereunder or under the other Bank Loan Documents or the Collateral Loan Documents (including without limitation, delivery of any default notice and the election of judicial or non-judicial remedies) or in waiving any of the express terms of this Agreement or the other Bank Loan Documents or any of the Collateral Loan Documents, Bank shall be permitted to proceed in such order, successively or concurrently, and manner as Bank may determine in its sole discretion. In addition, Bank shall have all of the rights and remedies of a secured party under the Uniform Commercial Code or other applicable Law, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by Law.

         9.3 Notice of Sale. Any notice required to be given by Bank of a sale, lease, or other disposition of any Collateral or any other intended action by Bank, if given five (5) Business Days prior to such proposed action, shall constitute commercially reasonable and fair notice thereof to Borrower.

                                    ARTICLE X

                                  MISCELLANEOUS

         10.1 Modifications, Amendments or Waivers. This Agreement may be modified or amended and any right set forth herein waived, only by an instrument in writing signed by both Bank and Borrower.

         10.2 No Implied Waivers; Cumulative Remedies; Writing Required. No course of dealing and no delay or failure of Bank in exercising any right, power, remedy or privilege under this Agreement or any other Bank Loan Document or any of the Collateral Loan Documents shall affect any other or future exercise thereof or operate as a waiver thereof; nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power, remedy or privilege preclude any further exercise thereof or of any other right, power, remedy or privilege. The rights and remedies of Bank under this Agreement and any other Bank Loan Documents and any of the Collateral Loan Documents are cumulative and not exclusive of any rights or remedies which they would otherwise have and may be exercised multiple times. Any waiver, consent or approval of any kind or character on the part of Bank of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.

         10.3 Reimbursement and Indemnification of Bank by Borrower; Impositions. Except as otherwise limited in this Agreement, Borrower agrees unconditionally upon demand to pay or reimburse to Bank and to hold Bank harmless against (i) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements, including but not limited to reasonable fees and expenses of counsel, incurred by Bank subsequent to the date of this Agreement (a) relating to any amendments, waivers or consents pursuant to the provisions hereof, and (b) in connection with any workout or restructuring, or in connection with the protection, preservation, exercise or enforcement of this Agreement or any other Bank Loan Document or any of the Collateral Loan Documents or collection of amounts due hereunder or under any of the other Bank Loan Documents or due under any of the Collateral Loan Documents or the proof and allowability of any claim arising under this Agreement or any other Bank Loan

Document or any of the Collateral Loan Documents, whether in insolvency proceedings or otherwise, upon an Event of Default or Conditional Default, and
(ii) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Bank in any way relating to or arising out of this Agreement or any other Bank Loan Document or any of the Collateral Loan Documents or any action taken or omitted by Bank hereunder or thereunder, except to the extent the same is caused by the gross negligence or wilful misconduct of Bank or its agents, employees, contractors or Affiliates. Borrower agrees unconditionally to pay all stamp, document, transfer, recording or filing taxes or fees and similar Impositions (except for taxes, including any franchise tax, on the overall net income of Bank) now or hereafter determined by Bank to be payable in connection with this Agreement or any other Bank Loan Document or any of the Collateral Loan Documents, and Borrower agrees unconditionally to save Bank harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or other similar Impositions.

         10.4 Holidays. Whenever any payment or action to be made or taken hereunder shall be stated to be due, or any time period is otherwise set to expire, on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action, or such time period shall be extended to the next following Business Day.

         10.5 Participation and Assignment of the Loan by Bank. Notwithstanding any other provision of this Agreement, Borrower understands that Bank may, without notice to Borrower, at any time or from time to time assign and/or participate all or portions of the Loan

         10.6 Notices. All notices, requests, demands, directions and other communications (collectively, "Notices") given to or made upon any party hereto under the provisions of this Agreement shall be in writing and shall be delivered or sent to the respective parties at the addresses and numbers set forth below or in accordance with any subsequent written direction from any party to the others. All Notices shall, except as otherwise expressly herein provided, be effective (i) in the case of hand delivered notice, when hand delivered, (ii) if given by mail, with first class postage prepaid, return receipt requested, on the date of delivery indicated on the return receipt, and
(iii) if given by any other means (including by air courier), when delivered.

                  If to Borrower:

                                    DVL, Inc.
                                    Heron Tower
                                    70 East 55th Street, 7th Floor
                                    New York, NY 10022
                                    Attention: Peter Grey

                  With a copy to:

                                    Klehr, Harrison, Harvey, Branzburg &
                                    Ellers LLP
                                    260 S. Broad Street
                                    Philadelphia, PA 19102
                                    Attention: Richard S. Roisman, Esquire

                  With a copy to:

                                    c/o P&A Associates
                                    The Wallace Building
                                    642 North Broad Street
                                    Philadelphia, PA 19130
                                    Attention: Alan E. Casnoff, President

                  If to Bank:

                                    Pennsylvania Business Bank
                                    1401 Walnut Street, Suite 400
                                    Philadelphia, PA 19102
                                    Attention: Alan S. Fellheimer

                  With a copy to:

                                    Ballard Spahr Andrews & Ingersoll, LLP
                                    1735 Market Street, 51st Floor
                                    Philadelphia, PA 19103-7599
                                    Attention: Mark S. DePillis, Esquire

         10.7 Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

         10.8 Governing Law. This Agreement shall be deemed to be a contract under the laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania without regard to its conflicts of laws principles.

         10.9 Prior Understanding. This Agreement, together with the other Bank Loan Documents, supersedes all prior understandings and agreements, whether written or oral, between the parties hereto and thereto relating to the transactions provided for herein and therein, including any prior confidentiality agreements and commitments.

         10.10 Duration; Survival. All representations and warranties of Borrower contained herein or made in connection herewith shall survive the making of the Loan and shall not be waived by the execution and delivery of this Agreement, any investigation by Bank, the making of the Loan or payment in full of Bank Debt. All covenants and agreements of Borrower contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, including those set forth in the Note, Article III and Sections 10.3 and 10.20 hereof, shall survive payment in full of Bank Debt.

         10.11 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of Bank, and Borrower its successors and assigns, except that Borrower may not assign or transfer any of its rights and obligations hereunder or any interest herein.

         10.12 Counterparts. This Agreement may be executed by different parties hereto on any number of separate counterparts, each of which, when so executed and delivered, shall be an original, and all such counterparts shall together constitute one and the same instrument.

         10.13 Exceptions. The representations and warranties and covenants contained herein shall be independent of each other and no exception to any representation, warranty or covenant shall be deemed to be an exception to any other representation, warranty or covenant contained herein unless expressly provided, nor shall any such exceptions be deemed to permit any action or omission that would be in contravention of applicable Law.

         10.14 Jurisdiction, etc. Borrower hereby unconditionally and irrevocably (a) subjects itself to the jurisdiction of the courts of the Commonwealth of Pennsylvania and any federal courts sitting in Pennsylvania in connection with any action, suit or proceeding under or relating to, or to enforce any of the provisions of, this Agreement, (b) waives, to the extent permitted by law, any right to obtain a change in venue from any such court in any such action, suit or proceeding, and (c) agrees to service of process sent both by certified mail, return receipt requested, postage prepaid and by reputable overnight courier to its address referred to in Section 10.6 hereof. Borrower irrevocably agrees that service of process in accordance with the foregoing sentence shall be deemed in every respect effective and valid personal service of process upon Borrower. The provisions of this Section 10.14 shall not limit or otherwise affect the right of Bank to institute and conduct an action in any other appropriate manner, jurisdiction or court.

         10.15 WAIVER OF JURY TRIAL. BORROWER AND BANK AS CONSIDERATION TO THE OTHER FOR ENTERING INTO THIS LOAN AGREEMENT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER BANK LOAN DOCUMENT TO THE FULL EXTENT PERMITTED BY LAW.

         10.16 No Third Parties Benefitted. This Agreement is made and entered into for the sole protection and benefit of Borrower and Bank. No trust fund is created by this Agreement and no other persons or entities including, without limitation, any Collateral Borrower will have any right of action under this Agreement or any right against Bank to obtain any proceeds of the Loan.

         10.17 Authority to File Notices. Borrower irrevocably appoints Bank as its attorney-in-fact, coupled with an interest, with full power of substitution, after the occurrence of and during the continuation of any Event of Default, to file for record, at Borrower's cost and expense and in Borrower's names, any actions, complaints, petitions, requests or notices that Bank considers necessary or desirable to protect the Collateral.

         10.18 Interpretation. Whenever the context requires, all words used in the singular will be construed to have been used in the plural, and vice versa, and each gender will include any other gender. The captions of the articles, sections, schedules and exhibits of this Agreement are for convenience only and do not define or limit any terms or provisions. In the event of a conflict between the terms of the other Bank Loan Documents and this Agreement, the terms of this Agreement shall control.

         10.19 Status of Parties. It is understood and agreed that the relationship of the parties hereto is that of borrower and lender and that nothing contained herein or in any of the other Bank Loan Documents shall be construed to constitute a partnership, joint venture or co-tenancy between Borrower and Bank.

         10.20 Brokerage Fee. Borrower represents to Bank that no broker or other person is entitled to a brokerage fee or commission as a result of Borrower's actions or undertakings in connection with the Loan and agrees to hold Bank harmless from all claims for brokerage commissions which may be made as a result of such actions or undertakings, if any.

                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

                  IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement under seal as of the day and year first above written.

[SEAL]                                   BORROWER:

ATTESTATION:                             DVL, INC., a Delaware Corporation

By:                                      By:
         ----------------------                   ------------------------------
Name:                                    Name:
         ----------------------                   ------------------------------
Title:                                   Title:
         ----------------------                   ------------------------------


                                         BANK:

                                         PENNSYLVANIA BUSINESS BANK

                                         By:
                                                  ------------------------------
                                         Name:
                                                  ------------------------------
                                         Title:
                                                  ------------------------------

                                   SCHEDULE I

                         ASSIGNMENTS OF LEASES AND RENTS

                     DOCUMENT                               EXECUTION               RECORDING DATE             BOOK/PAGE
                                                              DATE                                        (LaSalle Parish, LA)
---------------------------------------------------  ------------------------  ------------------------  -------------------------
Assignment of Lease & Rentals from Kenbee                   11/28/83                   11/30/83           123/378
Management-Oklahoma, Inc. ("Kenbee") to                                                                   Registry No. 124040
State of Wisconsin Investment Board

First Assignment of Leases & Rents (Kinder to               11/23/82                    2/7/83            COB 256/457
Kenbee)

Assignment of Lessor's Interest in Leases by                 4/3/84                     4/5/84            COB 266/404
Kinder Associates to Western National Life                                                                No. 231,423
Insurance Company

Assignment of Leases & Rents in favor of                    11/23/82                   11/30/82           394/129
Kenbee Management-Oklahoma, Inc. (held by
assignment to Del-Val)

Assignment of Leases and Rents from                         11/19/85                   11/20/85           904/337
Alexandria to Kenbee Management-Oklahoma, Inc.






                                       1.1

                                   SCHEDULE II

                                COLLATERAL NOTES

                                     DOCUMENT                                                            EXECUTION DATE
                                     --------                                                            --------------
$900,000 Note from Jena Associates to Kenbee Management-Oklahoma, Inc., as                                  11/28/83
amended 11/28/83

$844,109 Note from Kinder Associates to Western National Life Insurance Company                              4/3/84

$1,200,000 Note from Kinder Associates to Kenbee Management-Oklahoma, Inc.                                  10/29/82

$3,550,000 Note from St. Albans Associates to Spring Valley Development                                     12/28/79
Corporation, Inc.

$1,090,000 Note from Stigler Associates to Kenbee Management-Oklahoma, Inc.                                 11/23/82

$685,000 Note from Alexandria Associates to Kenbee Management-Oklahoma, Inc.                                11/19/85





                                       2.1

                                  SCHEDULE III

                                    MORTGAGES

                     DOCUMENT                           EXECUTION DATE              RECORDING DATE           BOOK/PAGE
--------------------------------------------------  -------------------------  ----------------------  --------------------------
$900,000 Wrap-Around Mortgage from Jena                     11/28/83                   11/30/83           MB 123/414
Associates to Kenbee Management-Oklahoma,                                                                 Registry No. 124044
Inc., as amended 10/9/87

$844,109 Mortgage from Kinder Associates to                  4/3/84                     4/5/84            156/346
Western National Life Insurance Company                                                                   No. 313,422
(First Mortgage)

$1,200,000 Mortgage from Kinder Associates                  10/29/82                    2/7/83            MB 150/267
to Kenbee Management-Oklahoma, Inc., as
modified 4/3/84, 1/1/88 & 1/1/92

$3,550,000 Mortgage from St. Albans                         12/28/79                   1/10/80            39/336 (City)
Associates to Spring Valley Development                                                                   35/72 (Town)
Corporation, Inc., as modified 1/1/92 &
6/30/95

$1,090,000 Mortgage from Stigler Associates                 11/23/82                   11/30/82           MB 394/118
to Kenbee Management-Oklahoma, Inc., as
modified 12/13/83, 1/1/88 & 1/1/92

$685,000 Mortgage from Alexandria                           11/19/85                   11/20/85           480/219
Associates to Kenbee Management-Oklahoma,
Inc., as modified 3/18/86






                                       3.1

                                   SCHEDULE IV

                                  TENANT LEASES

                                     DOCUMENT                                                            EXECUTION DATE
                                     --------                                                            --------------
Lease between Kenbee Management-Oklahoma, Inc. and Wal-Mart Stores, Inc.                                    11/28/83

Lease between Kinder Associates and Wal-Mart Stores, Inc.                                                   10/27/82

Lease between St. Albans Associates and The Fonda Group, Inc., as amended August                             9/1/89
24, 1990, August 7, 1992 and March 24, 1995.

Lease Between Stigler Associates                                                                            11/23/82
& Wal-Mart Stores, Inc.

Lease between Tanner Building Co., Inc. & Fay's Drug Company                                                3/25/85






                                       4.1

                                   SCHEDULE V

                    SENIOR LOAN AND COLLATERAL LOAN BALANCES

            Property               Senior Loan Balances             Collateral Loan Balances
            --------               --------------------             ------------------------
Alexandria                                   $93,371.94                          $853,042.78

Jena                                         332,680.82                         1,710,058.92

                                             358,506.36

Kinder                                                                          2,835,556.73

Stigler                                      330,728.77                         2,601,182.08

                                             284,762.55

St. Albans                                   967,223.88                         2,056,851.15













                                       5.1

                                   SCHEDULE VI

                         SENIOR LOANS AND TENANT LEASES

            Property                                 Senior Loans                                    Tenant Leases
---------------------------------  ----------------------------------------------   ------------------------------------------------
Alexandria                         Central Life Assurance Company dated             Fay's Drug Company
                                   3/18/86 in original principal amount of
                                   $603,500

Jena                               State of Wisconsin Investment Board dated        Wal-Mart Stores, Inc.
                                   11/28/83 in original principal amount of
                                   $800,631

                                   Firstar Trust Company, as agent for Phoenix
                                   Home Life Mutual Insurance Company dated
                                   5/6/94 in original principal amount of
                                   $231,784.48

Kinder                             Western National Life Insurance Company          Wal-Mart Stores, Inc.
                                   dated 4/3/84 in original principal amount of
                                   $844,109

Stigler                            State of Wisconsin Board of Investment dated     Wal-Mart Stores, Inc.
                                   12/15/83 in original principal amount of
                                   $783,493

                                   Firstar Trust Company, as agent for Phoenix
                                   Home Life Mutual Insurance Company dated
                                   5/23/94 in original principal amount of
                                   $184,048.84

St. Albans                         Lincoln National Life Insurance Company          The Fonda Group
                                   dated 6/30/95 in original principal amount of
                                   $1,633,456.25



                                       6.1

                                 PROMISSORY NOTE

$1,000,000.00                                         Philadelphia, Pennsylvania
                                                                   March 7, 2000



              FOR VALUE RECEIVED, the undersigned, DVL, INC., a Delaware corporation, (the "Borrower") having its principal place of business at, and with an address of, Heron Tower, 70 East 55th Street, 7th Floor, New York, NY 10022, hereby promises to pay to the order of PENNSYLVANIA BUSINESS BANK (the "Bank"), the principal sum of One Million Dollars and No Cents (US $1,000,000.00) in accordance with that certain Loan Agreement of even date herewith by and between the Borrower and the Bank (as amended, supplemented, or modified from time to time, the "Loan Agreement") and payable on the Maturity Date (as defined in the Loan Agreement) or as otherwise provided in the Loan Agreement.

              The Borrower shall pay interest on the unpaid principal balance hereof from time to time outstanding from the date hereof at the rate or rates per annum, and at the times, provided in the Loan Agreement.

              Upon the occurrence and during the continuation of an Event of Default, the Borrower shall pay interest on the entire principal amount of the then outstanding Loan evidenced by this Promissory Note at a rate per annum equal to the Default Rate. Such interest rate will accrue before and after any judgment has been entered.

              Principal on this Promissory Note will be payable in the amounts, and at the times, as provided in the Loan Agreement.

              Subject to the provisions of the Loan Agreement, payments of both principal and interest shall be made without setoff, counterclaim or other deduction of any nature at the Real Estate Banking offices of the Bank located at 1401 Walnut Street, Suite 400, Philadelphia, Pennsylvania 19102, in lawful money of the United States of America in immediately available funds.

              This Promissory Note is the Note referred to in, and is made subject to and is entitled to the benefits of, the Loan Agreement and the other Bank Loan Documents, including the representations, warranties, covenants, conditions, security interests or liens contained or granted therein. The Loan Agreement among other things contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayment, in certain circumstances, on account of principal hereof prior to maturity upon the terms and conditions therein specified. Reference is hereby made to the Loan Agreement for the complete agreement between the Borrower and the Bank concerning the payment of the Loan, all of which are incorporated herein by this reference.

              All capitalized terms used herein shall, unless otherwise defined herein, have the same meanings given to such terms in the Loan Agreement.



                                       6.2

              Except as otherwise expressly provided in the Loan Agreement, the Borrower waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Loan Agreement.

              This Note shall bind the Borrower and its successors and assigns, and the benefits hereof shall inure to the benefit of the Bank and its successors and assigns. All references herein to the "Borrower" and the "Bank" shall be deemed to apply to the Borrower and the Bank, respectively, and their respective successors and assigns.

              THE BORROWER HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN CONNECTION WITH THE ENFORCEMENT OF THIS NOTE OR ANY OTHER BANK LOAN DOCUMENT.

              THE BORROWER HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS ANY ATTORNEY OF RECORD, OR THE PROTHONOTARY OR CLERK OF ANY COURT IN THE COMMONWEALTH OF PENNSYLVANIA OR ELSEWHERE, TO APPEAR FOR THE BORROWER, AT ANY TIME OR TIMES, AFTER THE OCCURRENCE OF AN EVENT OF DEFAULT UNDER ANY OF THE BANK LOAN DOCUMENTS, IN ANY SUCH COURT IN ANY ACTION BROUGHT AGAINST THE BORROWER, BY THE BANK WITH RESPECT TO THE AGGREGATE AMOUNTS PAYABLE UNDER THE LOAN DOCUMENTS, WITH OR WITHOUT DECLARATION FILED, AS OF ANY TERM, AND THEREIN TO CONFESS OR ENTER JUDGMENT AGAINST THE BORROWER, FOR ALL SUMS PAYABLE BY THE BORROWER TO THE BANK UNDER THIS NOTE, AS EVIDENCED BY AN AFFIDAVIT SIGNED BY A DULY AUTHORIZED DESIGNEE OF THE BANK SETTING FORTH SUCH AMOUNT THEN DUE FROM THE BORROWER TO THE BANK, PLUS AN ATTORNEY'S COMMISSION EQUAL TO FIVE PERCENT (5%) OF THE SUMS THEN OUTSTANDING UNDER THIS NOTE, BUT IN NO EVENT LESS THEN $5,000, WITH COSTS OF SUIT, RELEASE OF PROCEDURAL ERRORS AND WITHOUT RIGHT OF APPEAL. IF A COPY OF THIS NOTE, VERIFIED BY AN AFFIDAVIT, SHALL HAVE BEEN FILED IN SUCH ACTION, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL AS A WARRANT OF ATTORNEY. THE BORROWER WAIVES THE RIGHT TO ANY STAY OF EXECUTION, THE BENEFIT OF ALL EXEMPTION LAWS NOW OR HEREAFTER IN EFFECT AND ANY AND ALL RIGHTS TO PRIOR NOTICE AND HEARING WITH RESPECT TO THE GARNISHMENT OR ATTACHMENT OF ANY PROPERTY PURSUANT TO A JUDGMENT ENTERED HEREUNDER. NO SINGLE EXERCISE OF THE FOREGOING WARRANT AND POWER TO BRING ANY ACTION OR CONFESS JUDGMENT THEREIN SHALL BE DEEMED TO EXHAUST THE POWER, BUT THE POWER SHALL CONTINUE UNDIMINISHED AND MAY BE EXERCISED FROM TIME TO TIME AS OFTEN AS THE BANK SHALL ELECT UNTIL ALL AMOUNTS PAYABLE TO THE BANK UNDER THIS NOTE SHALL HAVE BEEN PAID IN FULL. THE EXERCISE BY THE BANK OF ITS RIGHTS AND REMEDIES AND THE ENTRY OF ANY JUDGMENT BY THE BANK UNDER THIS SECTION SHALL NOT AFFECT IN ANY WAY THE INTEREST RATE PAYABLE HEREUNDER OR UNDER ANY OF THE OTHER LOAN DOCUMENTS OR ANY AMOUNTS DUE TO THE BANK, BUT INTEREST SHALL CONTINUE TO ACCRUE ON SUCH AMOUNTS AT THE DEFAULT RATE INCLUDING FOLLOWING THE ENTRY OF A JUDGMENT AGAINST THE BORROWER IN CONNECTION HEREWITH.

              This Note and any other document delivered in connection herewith and the rights and obligations of the parties hereto and thereto shall for all purposes be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania without giving effect to its conflicts of law principles.




                                       6.3

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]







                                       6.4

              IN WITNESS WHEREOF and intending to be legally bound hereby, the undersigned has executed this Promissory Note in the original principal amount of $1,000,000 with the intention that it constitute a sealed instrument.

                                    BORROWER:

         Witness/Attest:                    DVL, INC.

         By:                                         By:
                  -------------------                   -----------------------
         Name:                                       Name: Alan S. Casnoff
                  -------------------
         Title:                                      Title:   President
                  -------------------











[This is the signature page to that certain Promissory Note in the original principal amount of $1,000,000.00 dated March 7, 2000 executed by DVL, INC. and delivered to PENNSYLVANIA BUSINESS BANK.]



                                      6.5

              PLEDGE, COLLATERAL ASSIGNMENT AND SECURITY AGREEMENT

         THIS PLEDGE, COLLATERAL ASSIGNMENT AND SECURITY AGREEMENT (this "Pledge Agreement") dated as of March 7, 2000, by DVL, INC., a Delaware corporation, having its principal place of business at, and with an address of, Heron Tower, 70 East 55th Street, 7th Floor, New York, NY 10022 ("Pledgor") to and in favor of PENNSYLVANIA BUSINESS BANK, having an address at 1401 Walnut Street, Suite 400, Philadelphia, Pennsylvania 19102 ("Lender");

                                   BACKGROUND:

              A. Pledgor has on or about this date acquired those certain notes, mortgages, security instruments and other documents listed on Schedule I hereto (together with any and all other documents delivered in connection therewith or pertaining thereto, the "Collateral Loan Documents"). Such notes set forth on
Schedule I hereto, and any and all amendments, modification or replacements thereof, are referred to herein individually as a "Collateral Note" and collectively as the "Collateral Notes" and such mortgages set forth on Schedule I hereto, and any and all amendments, modification or replacements thereof, are referred to herein individually as a "Mortgage" and collectively as the "Mortgages"

              B. Lender has this day made a loan to Pledgor in the original principal amount of $1,000,000 (the "Loan") pursuant to the terms and conditions set forth in that certain Loan Agreement of even date herewith by and between Lender and Pledgor (the "Loan Agreement"). The purpose of the Loan is to finance Pledgor's acquisition of the Collateral Loan Documents. The Loan is evidenced by a certain Promissory Note of even date herewith in the original principal amount of $1,000,000 executed by Pledgor and delivered to Lender (the "Note"). As a condition precedent to Lender's agreement to make the Loan to Pledgor, Lender has required that Pledgor execute and delivery this Pledge Agreement pursuant to which the Loan shall be secured by, inter alia, the Collateral Loan Documents.

              NOW, THEREFORE, in consideration of Lender making the Loan to Pledgor and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, Pledgor agrees as follows:

              XI Pledge, Assignment and Security Interest. Pledgor hereby pledges and assigns to Lender, and grants Lender a security interest in, all of Pledgor's right, title and interest in and to the Collateral Loan Documents including, but not limited to, those Collateral Loan Documents set forth on
Schedule I hereto. This pledge and assignment is made as collateral security for the full payment and performance by Pledgor of all of its obligations under the Loan Agreement, the Note and all other documents evidencing or securing the Loan (collectively, the "Loan Documents")

              XII Perfection. In order to effectuate the foregoing pledge, Pledgor has endorsed (in a writing separate from each Collateral Note) and delivered the Collateral Notes to Lender. After the occurrence and during the continuance of an Event of Default (as defined in the Loan Agreements), Lender shall have all of Pledgor's rights in connection with the Collateral Notes, the Mortgages and the other Collateral Loan Documents.



                                       6.6

              XIII No Obligation of Lender. Lender shall not be obligated to perform, enforce or discharge any obligation under the Collateral Notes, the Mortgages or any of the other Collateral Loan Documents or have any obligation to any of the makers of the Collateral Notes or any of their successors (the "Obligors"). To that end, Pledgor hereby indemnifies and agrees to defend, with counsel reasonably acceptable to Lender, and hold Lender and its officers, directors, agents and employees harmless from and against any and all claims, liabilities, costs (including, without limitation, reasonable legal fees and court costs), losses or damages that any of them may incur under or by reason of this Pledge Agreement or any alleged obligation or undertaking on the part of Lender to perform or discharge any of the terms of the Collateral Notes, the Mortgages or any of the other Collateral Loan Documents.

              XIV Representation and Warranties of Pledgor. Pledgor hereby represents and warrants to Lender that (i) Pledgor has an assignable interest in the Collateral Notes, the Mortgages and the other Collateral Loan Documents, free and clear of all liens and encumbrances and claims of all other parties,
(ii) no proceeding currently exists or is threatened with respect to any of the Collateral Loan Documents, (iii) Pledgor has not made any prior pledge or assignment of any of Collateral Notes, the Mortgages or other Collateral Loan Documents.

              XV Covenants of Pledgor. Pledgor hereby covenants to Lender that Pledgor shall (i) not make any other assignment or pledge of any of the Collateral Loan Documents and (ii) defend, at its own expense, Lender's right, title and interest in and to any and all of the Collateral Loan Documents against the claims of any person, partnership, corporation or other entity.

              XVI Lender's Rights After Default. After the occurrence and during the continuance of any Event of Default (as defined in the Loan Agreement), Lender, at its option, without further notice and without regard to the adequacy of security for the sums secured by this Pledge Agreement, either in person or by agent, may do any one or more of the following:

                  (a).0.1 Take any and all actions or exercise any or all rights and powers of a secured party under the Uniform Commercial Code of the applicable state (the "UCC") or otherwise collect upon or dispose of any or all of the Collateral Loan Documents in any manner permitted under the UCC after default by a debtor or under any other applicable law;

                  (a).0.2 Exercise any or all of the rights granted to Lender under the Loan Agreement or any of the other Loan Documents; and

                  (a).0.3 To the extent permitted by law, do any other act or acts that Lender deems proper to protect its rights hereunder or with respect to the Collateral Loan Documents.

              XVII  Sale of Collateral Loan Documents.

                  (a).0.1 At any bona fide public sale, and to the extent permitted by law, at any private sale, Lender shall be free to purchase all or any part of the Collateral Loan Documents, free of any right or equity of redemption in Pledgor, which right or equity is hereby waived and released. Any such sale may be on cash or credit. Lender will not be obligated to make any sale if it determines not to do so, regardless of the fact that notice of the sale may have been given. Lender may adjourn any sale and sell at the time and place to which the sale is adjourned. If the Collateral Loan Documents are customarily sold on a recognized market or threatens to decline speedily in value, Lender may sell such Collateral Loan Documents at any time without giving prior notice to Pledgor. Whenever




                                       6.7


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notice is otherwise required by law to be sent by Lender to Pledgor of any sale or other disposition of the Collateral Loan Documents, five (5) business days written notice sent to Pledgor at its address specified above will be reasonable.

                  (a).0.2 Pledgor recognizes that Lender may be unable to effect or cause to be effected a public sale of the Collateral Loan Documents, so that Lender may be compelled to resort to one or more private sales. Pledgor understands that private sales so made may be at prices and on other terms less favorable to the seller than if the Collateral Loan Documents were sold at public sales. Pledgor agrees that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

                  (a).0.3 The net proceeds arising from the disposition of the Collateral Loan Documents after deducting expenses incurred by Lender will be applied to the Bank Debt (as defined in the Loan Agreement) in the order determined by Lender. If any excess remains after the discharge of all of the Bank Debt, the same will be paid to Pledgor. Nothing contained herein will obligate Lender to proceed against Pledgor, any of the Obligors or any other party obligated under Collateral Loan Documents prior to proceeding under the Loan Documents.

                  (a).0.4 If at any time Lender is lawfully compelled to disgorge any amount received by it in payment or on account of the Collateral Loan Documents and if Lender repays all or any part of such amount, Pledgor will be and remain liable for the amounts so repaid or recovered to the same extent as if never originally received by Lender.

              XVIII Covenants of Lender. Lender convents that, upon timely payment to Lender of all amounts due by Pledgor and timely performance by Pledgor of all obligations arising under the Loan Documents in accordance with the terms thereof, Lender shall return to Pledgor the Notes endorsed to Pledgor without recourse or warranty and, at Pledgor's cost, shall execute, and deliver to Pledgor such documents, instruments and agreements necessary to terminate this Pledge Agreement.

              XIX Miscellaneous.

                  (a).0.1 If any provision of this Pledge Agreement is held to be invalid, the remainder of this Pledge Agreement and its application shall not be affected.

                  (a).0.2 This Pledge Agreement shall inure to the benefit of Lender and its successors and assigns and shall be binding upon Pledgor and its successors and assigns.

                  (a).0.3 This Pledge Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without regard to the choice of law principles thereof and except to the extent that the Uniform Commercial Code of the jurisdiction(s) governing the Notes and other Loan Documents provides that the validity or perfection of the security interest hereunder, or remedies hereunder in respect of any particular collateral, are governed by the laws of a jurisdiction other than the Commonwealth of Pennsylvania. Pledgor agrees that, at Lender's option, any controversy arising under or in relation to this Pledge Agreement or any other Loan Documents shall be litigated in the Commonwealth of Pennsylvania. At Lender's option, the Court of Common Pleas for Philadelphia County, Pennsylvania and the federal court for the Eastern District of Pennsylvania, shall have jurisdiction over all controversies which may arise under or in relation to this Pledge Agreement, including, without limitation, those controversies relating to the execution, jurisdiction, breach, enforcement or compliance with this Pledge Agreement or any other issue arising under, related to, or in connection with any of the other Loan



                                       6.8

Documents. Pledgor irrevocably consents to service, jurisdiction, and venue of such courts for any litigation arising from this Pledge Agreement or any of the other Loan Documents, and waives any other venue to which it might be entitled by virtue of domicile, habitual residence or otherwise. Nothing contained herein, however, shall prevent Lender from bringing any suit, action or proceeding or exercising any rights against Pledgor, or against any property in any other jurisdiction. Initiating such suit, action or proceeding or taking such action in any other jurisdiction shall in no event constitute a waiver of the agreement contained herein that the laws of the Commonwealth of Pennsylvania shall govern the rights and obligations of Pledgor and Lender as provided herein, or the submission herein by Pledgor to personal jurisdiction within the Commonwealth of Pennsylvania. The foregoing provisions were knowingly, willingly and voluntarily agreed to by Pledgor upon consultation with independent counsel.

                  (a).0.4 All notices, directions, certificates or communications hereunder shall be given by certified or registered mail, return receipt requested, by hand delivery or by nationally recognized overnight courier addressed to the appropriate notice address set forth in the heading to this Pledge Agreement. Any of the parties hereto may, by such notice described above, designate any further or different address to which subsequent notices, directions, certificates or other communications shall be sent without any requirement of execution of any amendment to this Pledge Agreement. Any such notice, certificate, direction or communication shall be delivered in accordance with Section 10.6 of the Loan Agreement.

                  (a).0.5 This Pledge Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

                  (a).0.6 The headings set forth before the text of each paragraph contained in this Pledge Agreement are for convenience only, and shall not affect the meaning or interpretation of this Pledge Agreement in any way.

                  (a).0.7 This Pledge Agreement may be recorded in the public records.





                                       6.9

         IN WITNESS WHEREOF, Pledgor has caused this Pledge Agreement to be executed by and through its duly authorized officer as of the date first set forth above.

                       PLEDGOR:

                       DVL, INC.
[SEAL]

ATTEST:

By:                                      By:
         ----------------------                   ------------------------------
Name:                                    Name:
         ----------------------                   ------------------------------
Title:                                   Title:
         ----------------------                   ------------------------------





                                      6.10


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COMMONWEALTH OF PENNSYLVANIA        )
                                    )   ss:
COUNTY OF PHILADELPHIA              )



              Be it remembered, that on this 7 day of March, 2000, before me, the subscriber, a Notary Public, in and for the said county, personally appeared Alan S. Casnoff, who I am satisfied is the person who signed the within instrument as the President of DVL, Inc., a Delaware corporation, and delivered the same as such officer aforesaid, and that the within instrument is the voluntary act and deed of such corporation, made by a Resolution of its Board of directors.

              Witnesseth my hand and seal.



                               -------------------------------------------------
                               Notary Public



                                      6.11


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                                   Schedule I

                            COLLATERAL LOAN DOCUMENTS